UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2012

Upstream Worldwide, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50494	98-0412432
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

413 N. Federal Highway Ft. Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 915-1550

Former Address: 200 E. Broward Blvd., Suite 1200, Ft. Lauderdale, Florida 33301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

On April 24, 2012, Upstream Worldwide, Inc. (“Upstream”) acquired ecoSquid Acquisition, Inc. (“Acquisition Corp”). Acquisition Corp owns the intellectual property that Upstream licensed in order to implement its comparison technology platform. As consideration for the acquisition, Upstream issued 350,000 shares of Series D preferred stock to the Acquisition Corp shareholders including 90,000 shares each to Messrs. Doug Feirstein, Upstream’s Chief Executive Officer, Daniel Brauser, Upstream’s Chief Financial Officer and Nik Raman, Upstream’s Chief Operating Officer and 25,000 shares each to Mr. Michael Brauser, Upstream’s Co-Chairman and another Upstream shareholder. The Series D shares: (i) have a liquidation preference equal to $10.00 per share, (ii) do not have voting rights and (iii) are not convertible into Upstream’s common stock. The shares were sold without registration to accredited investors under the Securities Act of 1933 in reliance upon the exemption provided in Section 4(2) and Rule 506 thereunder.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the acquisition, Nik Raman was appointed to Upstream’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPSTREAM WORLDWIDE, INC.

Date: April 25, 2012	By:	/s/ Daniel Brauser
	Name: Title:	Daniel Brauser Chief Financial Officer